Exhibit 99.1

FOR IMMEDIATE RELEASE

BENCHMARK ELECTRONICS REPORTS RESULTS FOR THE

QUARTER ENDED SEPTEMBER 30, 2012

ANGLETON, TX, OCTOBER 25, 2012 – Benchmark Electronics, Inc. (NYSE: BHE), a leading integrated contract manufacturing provider, today announced financial results for the third quarter which ended September 30, 2012.

Third Quarter 2012 Results

	Three Months Ended
	September 30,	June 30,	September 30,
	2012	2012	2011
Net Sales (in millions)	$611	$630	$570
Net Income (in millions)	$19	$14	$20	*
Net Income – non-GAAP (in millions)	$18	$18	$20	*
Diluted EPS	$0.34	$0.24	$0.34	*
Diluted EPS – non-GAAP	$0.31	$0.32	$0.34	*
Operating margin (%)	4.1%	2.9%	2.0%
Operating margin – non-GAAP (%)	3.7%	3.7%	2.1%

*Includes a discrete income tax benefit of $9 million ($0.16 per diluted share)

“Benchmark delivered another strong quarter of results, having achieved our revenue and operating margin targets,” said Gayla Delly, the Company’s President and CEO. “These results were accomplished through the strong performance of our global teams and our continued focus on customers even with the ongoing challenging macroeconomic environment. Looking ahead, given the continuing market uncertainty we will remain flexible and cautious with a continued commitment to growth, operational excellence, and our customers.”

Third Quarter 2012 Highlights

•	Revenue of $611 million decreased 3% from Q2 of 2012 and increased 7% from Q3 of 2011.
•	Non-GAAP diluted earnings per share of $0.31 decreased 3% from Q2 of 2012 and 9% from Q3 of 2011.
•	Operating margin for the third quarter was 3.7% excluding restructuring and Thailand flood related charges.
•	Thailand flood insurance recoveries of $35 million included $12 million for property, plant and equipment losses and $23 million for inventory losses. The claims and recovery process with our insurance carriers is ongoing.
•	Thailand flood related charges consist of $1 million of costs directly attributable to the Thailand flood offset by $4 million of insurance recoveries in excess of previously recognized inventory and property, plant and equipment losses.
•	Cash flows provided by operating activities for Q3 2012 were approximately $53 million, including $23 million of Thailand flood insurance recoveries for inventory losses.
•	Cash and long-term investments balance was $340 million at September 30, 2012. Long-term investments consist of $14 million of auction rate securities.
•	Accounts receivable was $455 million at September 30, 2012; calculated days sales outstanding were 67 days compared to 65 days at June 30, 2012 and 73 days at September 30, 2011.

•	Inventory was $375 million at September 30, 2012; inventory turns were 6.0 times compared to 6.0 at June 30, 2012 and 5.0 at September 30, 2011.
•	Repurchases of common shares for the third quarter totaled $8.1 million or 0.6 million shares.

Third Quarter Industry Sector Update

The following table sets forth revenue by industry sector for the quarters ended September 30, 2012, June 30, 2012 and September 30, 2011.

	September 30,	June 30,	September 30,
	2012	2012	2011
Computers and related products for business enterprises	30%	31%	28%
Industrial control equipment	27%	26%	29%
Telecommunications equipment	28%	25%	27%
Medical devices	10%	10%	9%
Testing and instrumentation products	5%	8%	7%

Fourth Quarter 2012 Outlook

•	Revenue between $580 and $610 million
•	Diluted earnings per share between $0.26 and $0.31 (excluding restructuring and Thailand flood related charges)

Conference Call Details

A conference call hosted by Benchmark management will be held today at 10:00 am (Central time) to discuss the financial results of the Company and its future outlook. This call will be broadcast via the Internet and may be accessed by logging on to our website at www.bench.com.

About Benchmark Electronics, Inc.

Benchmark Electronics, Inc. provides integrated manufacturing, design and engineering services to original equipment manufacturers of computers and related products for business enterprises, medical devices, industrial control equipment (which includes equipment for the aerospace and defense industry), testing and instrumentation products, and telecommunication equipment. Benchmark’s global operations include 21 facilities in nine countries. Benchmark’s Common Shares trade on the New York Stock Exchange under the symbol BHE.

For More Information, Please Contact:

Lisa K. Weeks, VP of Strategy & Investor Relations

979-849-6550 (ext. 1361) or lisa.weeks@bench.com

Non-GAAP Financial Measures

This press release includes financial measures for earnings and earnings per share that exclude certain items and therefore are not in accordance with generally accepted accounting principles (GAAP). A detailed reconciliation between the GAAP results and results excluding special items (non-GAAP) is included at the end of this press release. By disclosing this non-GAAP information, management intends to provide investors with additional information to further analyze the Company’s performance and underlying trends. Management utilizes a measure of net income and earnings per share on a non-GAAP basis that excludes certain items to better assess operating performance and to help investors compare our results with our previous guidance. The non-GAAP information included in this press release is not necessarily comparable to non-GAAP information of other companies. Non-GAAP information should not be viewed as a substitute for, or superior to, net income or other data prepared in accordance with GAAP as measures of our profitability or liquidity. Users of this financial information should consider the types of events and transactions for which adjustments have been made.

Forward-Looking Statements

This news release contains certain forward-looking statements within the scope of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “expect,” “estimate,” “anticipate,” “predict,” and similar expressions, and the negatives of such expressions, are intended to identify forward-looking statements. Our forward-looking statements may be deemed to include, among other things, the statement “looking ahead, given the continuing market uncertainty we will remain flexible and cautious with a continued commitment to growth, operational excellence, and our customers”, our sales and diluted earnings per share (excluding special items) guidance for the fourth quarter of 2012, as well as other statements, express or implied, concerning: the potential recovery of insurance proceeds; future operating results or the ability to generate sales, income or cash flow; and Benchmark’s business and growth strategies, including expected internal growth and performance goals. Although Benchmark believes that these statements are based upon reasonable assumptions, such statements involve risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

All forward-looking statements included in this release are based upon information available to Benchmark as of the date of this release, and Benchmark assumes no obligation to update any such forward-looking statements. Persons are advised to consult further disclosures on related subjects in Benchmark’s Form 10-K for the year ended December 31, 2011, in its other filings with the Securities and Exchange Commission and in its press releases.

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Benchmark Electronics, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Results

(Amounts in Thousands, Except Per Share Data)

(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2012	2011	2012	2011

Income from operations (GAAP)	$24,882	$11,616	$50,975	$41,563
Restructuring charges	523	145	773	625
Thailand flood related charges, net of insurance	(3,078)	—	11,798	—

Non-GAAP income from operations	$22,327	$11,761	$63,546	$42,188

Net income (GAAP)	$19,314	$19,867	$38,492	$49,081
Restructuring charges, net of tax	422	115	583	592
Thailand flood related charges, net of insurance and tax	(2,195)	—	11,180	—

Non-GAAP net income	$17,541	$19,982	$50,255	$49,673

Earnings per share: (GAAP)
Basic	$0.35	$0.34	$0.68	$0.82
Diluted	$0.34	$0.34	$0.67	$0.81

Earnings per share: (Non-GAAP)
Basic	$0.31	$0.34	$0.89	$0.83
Diluted	$0.31	$0.34	$0.88	$0.82

Weighted average shares used in calculating
earnings per share:
Basic	55,814	58,615	56,750	59,889
Diluted	56,028	58,879	57,054	60,391

Benchmark Electronics, Inc. and Subsidiaries

Consolidated Statements of Income

(Amounts in Thousands, Except Per Share Data)

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,

	2012	2011	2012	2011

Net sales	$610,769	$570,083	$1,834,217	$1,693,944
Cost of sales	565,989	535,448	1,702,938	1,583,934

Gross profit	44,780	34,635	131,279	110,010

Selling, general and administrative expenses	22,453	22,874	67,733	67,822
Restructuring charges	523	145	773	625
Thailand flood related charges, net of insurance	(3,078)	—	11,798	—

Income from operations	24,882	11,616	50,975	41,563

Other income (expense):
Interest income	326	446	935	1,293
Interest expense	(443)	(334)	(1,090)	(997)
Other	178	(202)	96	94
Total other income (expense), net	61	(90)	(59)	390

Income before income taxes	24,943	11,526	50,916	41,953

Income tax expense (benefit)	5,629	(8,341)	12,424	(7,128)

Net income	$19,314	$19,867	$38,492	$49,081

Denominator for basic earnings per share - weighted average number of common shares outstanding during the period	55,814	58,615	56,750	59,889
Incremental common shares attributable to restricted shares and the exercise of outstanding equity instruments	214	264	304	502
Denominator for diluted earnings per share	56,028	58,879	57,054	60,391
Earnings per share:
Basic	$0.35	$0.34	$0.68	$0.82
Diluted	$0.34	$0.34	$0.67	$0.81

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Balance Sheet

September 30, 2012

(Amounts in Thousands)

(UNAUDITED)

Assets

Current assets:
Cash and cash-equivalents	$325,778
Accounts receivable, net	455,333
Inventories, net	375,458
Other current assets	47,016

Total current assets	1,203,585

Long-term investments	13,999
Property, plant and equipment, net	174,583
Other assets, net	67,263
Goodwill, net	37,912

Total assets	$1,497,342

Liabilities and Shareholders’ Equity

Current liabilities:
Current installments of capital lease obligations	$478
Accounts payable	269,823
Accrued liabilities	64,301

Total current liabilities	334,602

Capital lease obligations, less current installments	10,231
Other long-term liabilities	20,903
Shareholders’ equity	1,131,606

Total liabilities and shareholders’ equity	$1,497,342